(English Translation)

Exhibit 10.23

LABOR CONTRACT

Applied to: Beijing PKU Chinafront Technology Co., Ltd.

Revised in December 2005

In accordance with the Labour Law of the People’s Republic of China, relevant laws and regulations, this Labor Contract is concluded by and between Beijing PKU Chinafront Technology Co., Ltd. (hereinafter referred to as “Party A”) and its employee Lai zhibin(hereinafter referred to as “Party B”) through equal negotiation to establish employment relationship, and both Parties commit to abide by all articles of the Contract.

Party A: Beijing PKU Chinafront Technology Co., Ltd.

Address: Room 717, Building B, E-wing Center, No.113, Zhichun Road, Haidian District, Beijing

Party B: Lai zhibin, Gender: Male, Education: Doctor
ID No.:_________________________________
Address: _______________________________
Registered permanent residence: _____________
Tel: ____________ Post code: ______________

13.	Labor Contract Term

13.1	Both Parties hereby agree to determine the contract term in accordance with Mode 1:

13.1.1	Fixed term: from January 1, 2006 to December 31, 2007;

13.1.2	Term subject to the completion of certain work: commence from m/m/d/d/y/y to the completion of the work, and take ______ as the symbol of work completion.

13.2	The probationary period commences from m/m/d/d/y/y to m/m/d/d/y/y.

Both Parties agree on the probationary period in accordance with the Labor Contract term, but the probationary period shall be no longer than 6 months. After the expiration of the probationary period, in case that both Parties have not proposed to prolong the probationary period or terminate the Labour Contract, Party B will become a regular employee naturally. In the event of converting into regular employee in advance due to his outstanding performance, the procedure for the conversion will be go through, and the time of conversion is subject to the time prescribed on the procedure files. Besides, the procedure files will act as the attachment of the Contract.

14.	Work Content

14.1	Party A appoints Party B to assume the position of Vice President .

14.2	Party A, considering the need of work and work capacity of Party B, may adjust the position of Party B.

14.3	Party B shall fulfill his work task in accordance with the requirements of the post description provided by Party A.

15.	Labor Protection and Working Conditions

15.1
Party A, in accordance with provisions of the state concerning safety production, labor protection and occupational health, will provide necessary working conditions and labor protection facilities to Party B to guarantee the safety and health of Party B;

15.2
Party A shall formulate working hours system in accordance with relevant provisions of the state. Party A shall arrange Party B to make up the missed rest or give overtime pay for any overtime due to needs of work.

15.3	Party A shall provide labor protection to female employees in their pregnancy, confinement and lactation period and minor employees in accordance with state regulations.

16.	Remuneration, Insurance and Welfare

4.1 The remuneration of Party B during his probationary period is RMB 9000 Yuan;

4.2 The remuneration of Party B is RMB 9000 Yuan after the expiration of his probationary period and converting into regular employee;

4.3 After Party B finishes the work task assigned by Party A, Party A shall check and pay Party B the salary, bonus and allowance of the last month on 10th of each month in cash;

4.4 The remuneration of Party B includes the fixed salary, bonus and allowance agreed by both Parties. Detailed payment is subject to the operation of the Company and the work performance appraisal of the worker;

4.5 Both Party A and Party B will take the social insurance in accordance with the provision of the state and Beijing municipality.

5. Labor Discipline and Bylaws

5.1 Party A shall institute the labor discipline and bylaws in accordance with laws;

5.2 Party B is obliged to observe the operation rules and various bylaws of Party A;

5.3 Party B is obliged to complete his work in accordance with the post description provided by Party A and fulfill his duty.

6. Conditions for Changes of the Labor Contract

6.1 Both Parties reach agreements through negotiations;

6.2 Tremendous changes happen to the business of Party A, which prohibits the implementation of the Labor Contract;

6.3 Party A cannot arrange a position for Party B and both Parties keep the employment relationship;

6.4 Objective conditions on which the Labor Contract is concluded has changed greatly or the laws and regulations have been revised, which make the implementation of the Labor Contract become impossible;

6.5 Irresistible and unforeseeable situations happen in the course of the implementation of the Labor Contract, which prohibits the implementation of the Labor Contract.

7. Termination

7.1 The Labor Contract will be terminated automatically when the Labor Contract expires or conditions of termination agreed by both Parties appear.

7.2 The Labor Contract may be extended upon the agreement of both Parties; in case that one Party refuses to extend the Contract, the other Party shall not exert any force;

7.3 Party A shall negotiate with Party B on the extension of the Labor Contract 15 days before the expiration of the Labor Contract and go through procedures for the extension. In case that a de facto employment relationship is formed because Party A fails to transact the procedures of termination or extension of the Labor Contract, it shall be deemed as an extension of the Labor Contract.

8. Conditions for Labor Contract Termination

8.1 The Labor Contract may be terminated if both Parties reach a consensus through negotiations.

8.2 In case that Party A is involved in one of the following circumstances, Party A may terminate the Labor Contract immediately;

8.2.1 Party B is proved not meeting the recruitment conditions during his probationary period;

8.2.2 Party B has seriously violated the labor disciplines or bylaws;

8.2.3 Serious breach of duty or jobbery and cause tremendous damages to the interests of Party A;

8.2.4 Party B is reeducated through labor or is investigated his criminal responsibility.

8.3 In the event of one of the following circumstances, Party A may inform Party B in writing 30 days in advance to terminate the Labor Contract:

8.3.1 Party B catches a disease or is injured not for work, and after the expiration of treatment, Party B cannot assume his original position, or engage in other work designated by Party A;

8.3.2 Party B is not competent for his job and still not competent for it after training or post adjustment;

8.3.3 The objective conditions on which the Labor Contract is concluded have changed greatly, which make the implementation of the Labor Contract become impossible, and both Parties cannot reach consensus on the changes of the Labor Contract through negotiation;

8.3.4 Party A is on the brink of bankruptcy and is under legal reorganization or Party A encounters serious business difficulties and needs to meet the conditions via layoff.

8.4 Party A shall not terminate the Labor Contract in any of the following cases:

8.4.1 Sick or wounded, which is due to work and identified as losing or partly losing labor abilities;

8.4.2 Sick or wounded that is not due to work but during regulated medical treatment period;

8.4.3 Female employees during the period of pregnancy, childbirth, or lactation;

8.4.4 Party B is recruited;

8.4.5 Other circumstances provided by the state.

8.5 In case that Party B intends to cancel the Labor Contract, a 30-day prior written notice shall be delivered to Party A, unless the problem of economic losses to Party A brought by Party B is still being resolved.

8.6 Party B is entitled to inform Party A of the termination of the Labor Contract at any time in any of the following cases:

8.6.1 During the probationary period;

8.6.2 Party A forces labor by means of violence, menace or illegal limitation of personal freedom;

8.6.3 Party A fails to pay salary or provide labor conditions as agreed in the Labor Contract;

8.6.4 Party B fails to perform the Labor Contract due to the performing his legal duties provided by the state;

8.6.5 Confirmed by the Labor and Social insurance Departments, the labor safety and occupational health condition are execrable and seriously harm the health of Party B.

9. Liabilities for Breach of Labor Contract

9.1 Compensate economic losses

In case of any of the following cases, Party A shall assume the compensation responsibility for any economic losses suffered by Party B:

(j)	The labor bylaws formulated by Party A violate laws and regulations;

(k)	Articles of the Labor Contract formulated by Party is void;

(l)	Violate conditions stipulated in the Labor Law of the People’s Republic of China to terminate the Labor Contract.

In case of any of the following cases, Party B shall assume the compensation responsibility for any economic losses suffered by Party A:

(a) In case that Party B violates the conditions provided in the Labor Law or the agreements of the Labor Contract to terminate the Contract, and causes economic losses to Party A, Party B shall assume the compensation responsibility in accordance with the extent of losses;

(b) In case that Party B violates the confidential issues agreed in the Labor Contract and causes economic losses to Party A, Party B shall assume the compensation responsibility in accordance with laws;

(c) In the event that the deliberate or negligent behavior of Party B has damaged the legal rights and interests, and commercial image of Party A, and caused economic losses to Party A, Party B shall, in accordance with laws, pay or compensate relevant expenses and losses to the extent of losses suffered by Party A;

(4) Party B holds a R&D position. Considering the continuity of the work, if Party B leaves before the completion of the Project that he participates in, Party A is entitled to require Party B to pay or compensate relevant expenses and losses. (The completion of a R&D project refers that the design made by Party B has passed the test and goes into the stage of mass production, and guides the successor to master the design of Party B completely.)

9.2 Payment of damages (This Article does not apply to employees who are in the probationary period or have worked with the Company for three consecutive years)

(a) Both Parties may agree on the amount of damages on equal, reasonable and legal basis;

(b) The payment of damages is subject to the Labor Contract term, instead of economic losses suffered by either Party;

(c) Calculation method

In the event that Party B violates the term agreed in the Labor Contract and fails to go through work transfer according to the provisions of the Company, or accepts the invitation of other companies during the contract term, Party B shall pay the following expenses. Expenses that have not been prescribed are subject to the actual accounting record provided by the financial department of Party A.

16)	Various expenses incurred when Party A recruits and employs Party B;

17)	Training and other direct expenses that Party A paid for Party B;

18)	Personal agency expenses, such as registered permanent residence and files, that Party A paid for Party B;

19)	Compensate the training expenses that Party A paid to the school where Party B studied in full amount;

20)	The damages agreed in the three-party agreement of graduates.

10. Economic Compensation

10.1 In the event that the Contract is terminated in any of the following cases, Party A shall, according to the years that Party B works with Party A and the 12-month average salary of Party B prior to the termination of the Contract, pay economic compensations to Party B at the rate of one-month average salary for each year and the period less than one year will also be deemed as one year, and no more than 12 months at most:

(a) Party A, in accordance with Article 8.1 of the Contract, forwardly puts forward to terminate the Labor Contract with Party B;

(b) In the event that the circumstances provided in Article 8.3 of the Contract happen to Party B, Party A fails to inform Party B 30 days in advance;

10.2 In case that the Labor Contract is terminated in any of the following cases, Party A may not pay economic compensations to Party B:

(a) Party B terminates the Labor Contract in accordance with Article 8.1 of the Contract;

(b) Party B, in accordance with Article 8.5 of the Contract, forwardly proposes to terminate the Labor Contract;

(c) Party B terminates the Labor Contract in accordance with Article 8.6(a) of the Contract;

(d) Party A terminates the Labor Contract in accordance with Article 8.2 of the Contract.

11. Labor Dispute Resolution

All labor disputes shall be settled through amicable negotiations of parties concerned; should no agreement is reached upon negotiations, the dispute be submitted to the Labor Dispute Mediation Committee (or relevant department) of Party A for mediation; should the mediation does not work, the dispute be submitted to the Labor Arbitration Committee for arbitration.

The parties concerned may also apply to the Labor Arbitration Committee for arbitration within 60 days as of the date when the labor dispute happens.

Exhibit of Labor Contract Extension

The type of this extended Labor Contract is _____ , and the validity of the renewed contract commences from m/m/d/d/y/y to m/m/d/d/y/y.
Seal of Party A:         Signature or seal of Party B:
Legal Representative or Authorized Proxy
(Signature or seal)                Renewal date: m/m/d/d/y/y

The type of this extended Labor Contract is _____ , and the validity of the renewed contract commences from m/m/d/d/y/y to m/m/d/d/y/y.
Seal of Party A:         Signature or seal of Party B:
Legal Representative or Authorized Proxy
(Signature or seal)               Renewal date: m/m/d/d/y/y

The type of this extended Labor Contract is _____ , and the validity of the renewed contract commences from m/m/d/d/y/y to m/m/d/d/y/y.
Seal of Party A:         Signature or seal of Party B:
Legal Representative or Authorized Proxy
(Signature or seal)               Renewal date: m/m/d/d/y/y

The type of this extended Labor Contract is _____ , and the validity of the renewed contract commences from m/m/d/d/y/y to m/m/d/d/y/y.
Seal of Party A:         Signature or seal of Party B:
Legal Representative or Authorized Proxy
(Signature or seal)              Renewal date: m/m/d/d/y/y

12. Supplementary Provisions

12.1 For matters uncovered in this Contract, both Parties may conclude supplementary contract. Regarding articles contradicting labor laws and regulations, the labor laws and regulations shall prevail;

12.2 This Labor Contract is made in duplicate with each party holding one. The Labor Contract will come into force after signed (or stamped) by both Parties;

12.3 Any alteration to the Labor Contract and allograph without legal authorization are invalid.

Party A: Beijing PKU Chinafront Technology Co., Ltd.
Stamp: Beijing PKU Chinafront Technology Co., Ltd.

Legal Representative or Authorized Proxy
(Signature or stamp)

Party B (Signature or stamp)
Lai zhibin
Signing Date: m/m/d/d/y/y